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                                  EXHIBIT 99(A)



                         FORM OF PROXY OF FIRST COMMERCE




                                       53
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                                                SOLICITED BY THE BOARD DIRECTORS
                                     PROXY

                     FIRST COMMERCE BANKS OF FLORIDA, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                                            , 1997

     The undersigned hereby appoints                     and
          , and either of them, or such other persons as the board of directors of First Commerce Banks of Florida, Inc. ("First Commerce"), may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of First Commerce at
the special meeting of stockholders to be held on             , 1997, and at any
and all adjournments thereof.

1. To ratify and approve the Agreement and Plan of Merger dated as of March 24, 1997, pursuant to which First Commerce will be merged with and into The Colonial BancGroup, Inc.

            FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

2. In their discretion, to vote on such other matters as may properly come before the meeting, but which are not now anticipated, and to vote upon matters incident to the conduct of the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST COMMERCE AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING BUT WHICH ARE NOT NOW ANTICIPATED, AND TO VOTE UPON MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

                                                Dated:                     1997
                                                      --------------------,


                                                Phone No:
                                                         -----------------------

                                                --------------------------------
                                                Signature of Shareholder

                                                --------------------------------
                                                Signature of Shareholder, if
                                                more than one)

                                                Please sign exactly as your name
                                                appears on the envelope in which
                                                this material was mailed. If
                                                shares are held jointly, each
                                                stockholder must sign. Agents,
                                                executors, administrators,
                                                guardians and trustees must give
                                                full title as such. Corporations
                                                should sign by their president
                                                or authorized officer.